As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEOS ETFs – Participation Is Important Reminder (Video Transcript)

Garrett Paolella (00:01.00)

Hey everyone, Garrett Paolella from NEOS here. From the beginning, we believe that quality investment solutions should be accessible to all investors, big and small, which is why individual shareholders like you have played a huge role in building NEOS into what it is today. Because of that, your participation in the vote is incredibly important. If you haven't voted yet, just click the link below. Thanks for being a part of the NEOS journey, and we're excited for what's ahead.